Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 18, 2005, relating to the financial statements and financial highlights, which appears in the June 30, 2005 Annual Report to Shareholders of JPMorgan Liquid Assets Money Market Fund, JPMorgan Michigan Municipal Money Market Fund, JPMorgan Municipal Money Market Fund, JPMorgan Ohio Municipal Money Market Fund, JPMorgan U.S. Government Money Market Fund and JPMorgan U.S. Treasury Plus Money Market Fund (formerly, One Group Prime Money Market Fund, One Group Michigan Municipal Money Market Fund, One Group Municipal Money Market Fund, One Group Ohio Municipal Money Market Fund, One Group Government Money Market Fund and One Group U.S. Treasury Securities Money Market Fund, respectively), which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY

September 19, 2005